Exhibit 10.101

DEBT EXCHANGE AGREEMENT

THIS DEBT EXCHANGE AGREEMENT is dated as of March 27, 2023 (“Agreement”) and is by and between La Rosa Holdings Corp., a Nevada corporation (“La Rosa” or the “Company”), and the undersigned, the holder (“Creditor”) of the Convertible Original Issue Discount Promissory Note dated as of December 2, 2022 (“Convertible Note”), the original of which is attached hereto as Exhibit A. Each of the Company and Creditor is a “party” to this Agreement, and together, they are the “parties” hereto.

1. Amount Due. The Creditor has previously loaned money to the Company pursuant to the Convertible Note. As of the date hereof, the outstanding principal balance and all accrued and unpaid interest under the Convertible Note that is payable by the Company to the Creditor is $491,530 (“Total Amount Due”).

2. Agreement to Exchange. (a) The Creditor hereby agrees to exchange the Convertible Note and the Total Amount Due under the Convertible Note for 491 shares of the Company’s Series A Convertible Preferred Stock. $0.0001 par value per share (the “Preferred Stock” or the “Shares”), at an exchange rate equal to $1,000.00 per share (“Purchase Price”), with a fraction of a Share rounded down to the prior whole share. The Creditor and the Company hereby agree that upon receipt of such shares of Preferred Stock by the Creditor, that the Convertible Note shall thereupon be paid in full, that such Convertible Note shall thereupon be terminated and cancelled and that such debt shall thereupon be fully paid and entirely extinguished. The terms and conditions of the Preferred Stock are set forth in the Certificate of Designation which is attached hereto as Exhibit B.

(b) In addition to the consideration set forth in Section 2(a) above, in order to maintain certain consideration promised by the Company as an inducement to lend the Company such principal amount set forth in the Convertible Note, the Company had granted to the Creditor a number of shares of the Company’s common stock. To avoid the loss of such shares upon the cancellation of the Convertible Note, the Company shall, on the date immediately prior to the closing of the Company’s initial public offering (“IPO”), issue to the Creditor a number of shares of Common Stock equal to $300,000 valued based on the price per share of any public (including the IPO) or private offering undertaken by the Company. If no subsequent offering undertaken by the Company at the time of repayment then the Company shall issue the Creditor 60,000 shares.

3. Closing, Delivery And Payment.

(a) Closing. Please complete the Order Form attached hereto as Exhibit D and return it with this Agreement. The closing of the sale and purchase of the Shares under this Agreement (the “Closing”) shall take place at 10:00 a.m. on or before March 31, 2023, at the offices of Carmel, Milazzo & Feil LLP in New York, New York, or at such other time or place as the Company and the Creditor may mutually agree (such date of closing is hereinafter referred to as the “Closing Date”). The offering may be amended, extended or terminated by the Company at any time, in its sole discretion, without notice.

(b) Delivery. At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Creditor, at the discretion of the Company, a certificate or book entry account statement representing the number of Shares to be purchased at the Closing by such Creditor, against payment of the Purchase Price therefor by delivery, exchange and cancellation of the Convertible Note. The Creditor shall surrender to the Company the Convertible Note, attached hereto as Exhibit A, for cancellation at the Closing or if the original Convertible Note is lost or missing, the Creditor shall execute an instrument of lost Convertible Note, cancellation and indemnity in form and substance acceptable to the Company.

(c) Acceptance. The Shares are offered subject to acceptance or rejection by the Company, in whole or in part, of this subscription. If this subscription is rejected, the funds tendered with that subscription (represented by the Convertible Note), without deduction and without interest, will be returned to the Creditor, along with notification of rejection as soon as practicable. If this offering for the Shares is oversubscribed, the Company reserves the right, in its sole discretion, to allot to any prospective investor less than or none of the Shares subscribed for. All questions concerning the timeliness, validity, form and eligibility of this Agreement received will be determined by the Company, whose determination will be final and binding. The Company, in its sole discretion, may waive any defect or irregularity, or permit any defect or irregularity to be corrected within such time as it may determine, or reject the purported subscription, but the Company shall not be obligated to permit the correction of any defect. An order for Shares under this Agreement will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines in its sole discretion. The Company will not be under any duty to give notification of any defect or irregularity in connection with the submission of an order for Shares under this Agreement or incur any liability for the failure to give such notification.

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4. Restricted Shares. When issued pursuant to this Agreement, the Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable, and the Creditor will receive good title to such shares, free and clear of any liens, claims, security interest or encumbrances of the Company. The Creditor understands that the Preferred Stock will be issued in book entry form or by a physical certificate at the discretion of the Company, shall contain a legend regarding transferability, be considered to be “restricted” and not transferable except as permitted under applicable Federal and State securities laws. The Shares will not be listed on the Nasdaq Market or on any national securities exchange.

5. Lock-Up. The Creditor hereby agrees, in connection with the Company's initial public offering, if requested by the managing underwriter of the IPO, not to sell or transfer any shares of Preferred Stock or Common Stock of the Company (including Common Stock received upon the mandatory conversion of the Preferred Stock or acquired in or following the IPO) for a period of up to 180 days plus up to an additional 18 days to the extent necessary to comply with applicable regulatory requirements following the IPO (provided all directors and officers of the Company and 5% stockholders agree to the same lock-up).

6. Representations And Warranties Of The Company. Except as set forth on a Schedule of Exceptions as set forth in Exhibit C hereto, the Company hereby represents and warrants to the Creditor as of the date of this Agreement as set forth below.

(a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Shares and the shares of Company common stock, $0.0001 par value per share, into which the Preferred Stock converts (the “Conversion Shares”), and to carry out the provisions of this Agreement and the Certificate of Designation and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business. Since its inception, the Company has not consolidated or merged with, or sold all or substantially all of its assets to, any corporation, partnership, limited liability company or other business entity.

(b) Subsidiaries. The Company does not own or control any equity security or other interest of any other corporation, partnership, limited liability company or other business entity except for (i) La Rosa Coaching, LLC; (ii) La Rosa CRE, LLC; (iii) La Rosa Franchising, LLC; (iv) La Rosa Property Management, LLC; and (v) La Rosa Realty, LLC. The Company is not a participant in any joint venture, partnership, limited liability company or similar arrangement.

(c) Capitalization; Voting Rights. (i) The authorized capital stock of the Company, immediately prior to the Closing, consists of (i) 250,000,000 shares of Common Stock, 3,002,000 shares of which are issued and outstanding, and (ii) 50,000,000 shares of Preferred Stock, of which 2,000 shares are designated Series X Super Voting Preferred Stock, all of which are issued and outstanding, and 11,000 shares are designated Series A Convertible Preferred Stock, none of which are issued and outstanding.

(ii) Under the Company’s 2022 Equity Incentive Plan (the “Plan”), (i) 396,850 restricted stock units for shares of Common Stock have been issued to agents (based on an assumed per share price at the Company’s IPO of $5.00 (“Assumed IPO Price”), (ii) 40,000 options for shares of Common Stock have been granted to directors of the Company and are currently outstanding and (iii) 2,063,150 shares of Common Stock remain available for future issuance to officers, directors, employees and consultants of the Company.

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(iii) Other than the shares set forth in the Schedule of Exceptions, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements or agreements of any kind for the purchase or acquisition from the Company of any of its securities.

(iv) All issued and outstanding shares of the Company’s Common Stock and Preferred Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(v) The rights, preferences, privileges and restrictions of the Shares are as stated in the Certificate of Designation. The Conversion Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Certificate of Designation, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances of the Company other than liens and encumbrances created by or imposed upon the Creditor; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

(d) Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Certificate of Designation has been taken. This Agreement, when executed and delivered, will be a valid and binding obligation of the Company enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (ii) general principles of equity that restrict the availability of equitable remedies, and (iii) the discretion of courts of equity.

(e) Financial Statements. The Company has made available to the Creditor its unaudited balance sheet as at September 30, 2022 and unaudited statement of income and cash flows for the 9 months ending September 30, 2022 (the “Statement Date”) as well as its audited financial statements for the year ended December 31, 2021 (collectively, the “Financial Statements”). The Financial Statements, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of the Company as of their respective dates; provided, however, that the unaudited financial statements are subject to normal recurring year-end audit adjustments (which are not expected to be material either individually or in the aggregate), and do not contain all footnotes required under generally accepted accounting principles.

(f) Liabilities. The Company has no material liabilities and, to the best of its knowledge no material contingent liabilities, not disclosed in the Financial Statements, except current liabilities incurred in the ordinary course of business that have not been, either in any individual case or in the aggregate, materially adverse.

(g) Agreements; Action. (i) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (A) future obligations (contingent or otherwise) of, or payments to, the Company in excess of $500,000, or (B) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses by the Company of “off the shelf” or other standard products), or (C) provisions restricting the development, manufacture or distribution of the Company’s products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

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(ii) The Company has not (A) accrued, declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock other than the payments made in 2020, 2021 and 2022, (B) incurred or guaranteed any indebtedness for money borrowed or any other liabilities (other than trade payables incurred in the ordinary course of business) in excess of $2,657,000 in the aggregate as of September 30, 2022, (C) made any loans or advances to any person, other than ordinary advances for travel or other business expenses, or (D) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(h) Obligations to Related Parties. There are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (i) loans owed to Mr. Joseph La Rosa; (ii) for current payment of salary for services rendered, (iii) reimbursement for reasonable expenses incurred on behalf of the Company and (iv) for other standard employee benefits made generally available to all employees (including restricted stock unit agreements outstanding under the Plan). None of the officers, directors is indebted to the Company or has any direct or indirect ownership interest in any firm or corporation with which the Company competes, other than (x) passive investments in publicly traded companies (representing less than 1% of such company) which may compete with the Company and (y) investments by venture capital funds with which directors of the Company may be affiliated.

(i) Changes. Since the Statement Date, there has not been to the Company’s knowledge:

(i) Any change in the assets, liabilities, financial condition, prospects or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a material adverse effect on such assets, liabilities, financial condition, prospects or operations of the Company;

(ii) Any resignation or termination of any officer, key employee or group of employees of the Company, except for the resignation of Chief Operating Officer of the Company, Mark Gracy, in November 2022;

(iii) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(iv) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

(v) Any waiver by the Company of a valuable right or of a material debt owed to it;

(vi) Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(vii) Any labor organization activity related to the Company;

(viii) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(ix) Any sale, assignment, or exclusive license or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

(x) Any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, or operations of the Company;

(xi) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, or operations of the Company; or

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(xii) Any arrangement or commitment by the Company to do any of the acts described in subsection (i) through (xi) above.

(j) Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its properties and assets and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) those resulting from taxes which have not yet become delinquent, (ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (iii) those that have otherwise arisen in the ordinary course of business.

(k) Intellectual Property. (i) The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.

(ii) The Company has not received any communications alleging that the Company has violated or, by conducting its business as presently conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

(l) Compliance with Other Instruments. The Company is not in violation or default of any term of its charter documents, each as amended, or of any provision of any mortgage, indenture, contract, lease, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ other than any such violation that would not have a material adverse effect on the Company. The execution, delivery, and performance of and compliance with this Agreement, and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Certificate of Designation, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a material default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

(m) Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that would reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the assets, condition, or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company or that questions the validity of this Agreement or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby, nor is the Company aware that there is any basis for any of the foregoing. The Company is not a party or to its knowledge subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

(n) Tax Returns and Payments. The Company is and always has been a subchapter C corporation. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company’s knowledge all other taxes due and payable by the Company on or before the Closing, have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

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(o) Employees. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. To the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company; and to the Company’s knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees. There are no actions pending, or to the Company’s knowledge, threatened, by any former or current employee concerning such person’s employment by the Company.

(p) Obligations of Management. Each officer and key employee of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company. The Company is not aware that any officer or key employee of the Company is planning to work less than full time at the Company in the future. No officer or key employee is currently working or, to the Company’s knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

(q) Compliance with Laws; Permits. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or the issuance of the Shares or the Conversion Shares, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, assets, properties or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

(r) Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

(s) Offering Valid. Assuming the accuracy of the representations and warranties of the Creditor contained in Section 7 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

(t) Full Disclosure. The Company has provided the Creditor with all information reasonably requested by the Creditor in connection with their decision to purchase the Shares. Neither this Agreement, nor the exhibits hereto contain any untrue statement of a material fact nor, to the Company’s knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

(u) Executive Officers. To the knowledge of the Company, no executive officer or person nominated to become an executive officer of the Company (a) has been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding minor traffic violations) or (b) is or has been subject to any judgment or order of, the subject of any pending civil or administrative action by the Securities and Exchange Commission or any self-regulatory organization.

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(v) Use of Proceeds. The Company will use the net proceeds, after payment of offering expenses, from the sale of the Shares for general corporate purposes.

7. Representations And Warranties Of Creditor. The Creditor hereby represents and warrants to the Company as follows:

(a) Requisite Power and Authority. The Creditor has all necessary power and authority to execute and deliver this Agreement and to carry out its provisions. All action on the Creditor’s part required for the lawful execution and delivery of this Agreement has been taken. Upon its execution and delivery, this Agreement will be a valid and binding obligation of the Creditor, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (ii) as limited by general principles of equity that restrict the availability of equitable remedies, and (iii) the discretion of courts of equity.

(b) Investment Representations. The Creditor understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. The Creditor also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Creditor’s representations contained in this Agreement.

(c) Creditor Bears Economic Risk. The Creditor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Creditor must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. The Creditor understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. The Creditor also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Creditor to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times the Creditor might propose.

(d) Acquisition for Own Account. The Creditor is acquiring the Shares and the Conversion Shares for the Creditor’s own account for investment only, and not with a view towards their distribution.

(e) Creditor Can Protect Its Interest. The Creditor represents that by reason of its, its personal representative’s or of its management’s, business or financial experience, the Creditor has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, the Creditor is aware of no publication of any general solicitation or advertisement in connection with the transactions contemplated in this Agreement.

(f) Accredited Investor. The Creditor represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

(g) Company Information. The Creditor has had an opportunity to review all due diligence material available publicly and as it may have been provided by the Company, to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. The Creditor has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

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(h) Rule 144. The Creditor acknowledges and agrees that the Shares, and, if issued, the Conversion Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Creditor has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

(i) Residence. If the Creditor is an individual, then the Creditor resides in the state or province identified in the address of Creditor set forth on the Order Form on Exhibit D; if Creditor is a partnership, corporation, limited liability company or other entity, then the office or offices of Creditor in which its investment decision was made is located at the address or addresses of Creditor set forth on Exhibit D.

8. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada and shall be binding upon the parties hereto. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any federal or state court within Osceola County, State of Florida in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein or any other matter relating to the equity interests of the Creditor in the Company (whether based on breach of contract, tort, breach of duty or any other theory), agrees that process may be served upon it in any manner authorized by the laws of the State of Florida for such persons and waives and covenants not to assert or plead any objection that they might otherwise have to jurisdiction, venue and such process. Each party agrees not to commence any legal proceedings based upon or arising out of this Agreement or the matters contemplated herein or any other matter relating to the equity interests of the Creditor in the Company (whether based on breach of contract, tort, breach of duty or any other theory) except in such courts. The parties hereto each knowingly waive their right to a trial by a jury.

(b) Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

(c) Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Shares specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such Shares in its records as the absolute owner and holder of such Shares for all purposes.

(d) Entire Agreement. This Agreement and the schedules and exhibits hereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable for or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein.

(e) Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

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(f) Amendment and Waiver. This Agreement may be amended or modified, and the obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under this Agreement may be waived, only upon the written consent of the Company and the Creditor.

(g) Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Certificate of Designation, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement, or under the Certificate of Designation or any waiver on such party’s part of any provisions or conditions of this Agreement or the Certificate of Designation must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement and the Certificate of Designation, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

(h) Waiver of Conflicts. Each party to this Agreement acknowledges that Carmel, Milazzo & Feil LLP (“CMF”), outside counsel to the Company, has in the past performed and is or may now or in the future represent the Creditor or his/her/its affiliates in matters unrelated to the transactions contemplated by this Agreement (the “Financing”), including representation of such Creditor or his/her/its affiliates in matters of a similar nature to the Financing. The applicable rules of professional conduct require that CMF inform the parties hereunder of this representation and obtain their consent. CMF has served as outside counsel to the Company and has negotiated the terms of the Financing solely on behalf of the Company. The Company and the Creditor hereby (i) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (ii) acknowledge that with respect to the Financing, CMF has represented solely the Company, and not the Creditor or any stockholder, director or employee of the Company or the Creditor; and (iii) gives its informed consent to CMF’s representation of the Company in the Financing.

(i) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on Exhibit D hereof and to Creditor at the address set forth on Exhibit D attached hereto or at such other address or electronic mail address as the Company or Creditor may designate by 10 days’ advance written notice to the other parties hereto.

(j) Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

(k) Costs and Attorneys’ Fees. In the event that any action, suit or other proceeding is instituted based upon or arising out of this Agreement or the matters contemplated herein or any other matter relating to the equity interests of the Creditor (whether based on breach of contract, tort, breach of duty or any other theory), the prevailing party shall recover all of such party’s costs (including, but not limited to expert witness costs) and reasonable attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

(l) Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

(m) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

La Rosa Holdings Corp. Debt Exchange Agreement

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(n) Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 8(n) being untrue.

(o) Exculpation Among Creditors. The Creditor acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Creditor agrees that no other creditor nor the respective controlling persons, officers, directors, partners, agents, or employees of any creditor shall be liable to any other creditor for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Shares and Conversion Shares.

(p) Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURES APPEAR ON THE NEXT PAGE.]

La Rosa Holdings Corp. Debt Exchange Agreement

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IN WITNESS WHEREOF, the parties hereto have executed the Debt Exchange Agreement as of the date set forth in the first paragraph hereof.

LA ROSA HOLDINGS CORP.

By:	/s/ Kent Metzroth
Kent Metzroth, Chief Financial Officer

[Signature page of Company]

La Rosa Holdings Corp. Debt Exchange Agreement

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EXHIBIT A

Convertible Note

La Rosa Holdings Corp. Debt Exchange Agreement

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THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUER WILL MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE, (3) THE YIELD TO MATURITY OF THE NOTE, AND (4) ANY OTHER INFORMATION REQUIRED TO BE MADE AVAILABLE BY U.S. TREASURY REGULATIONS UPON RECEIVING A WRITTEN OR ELECTRONIC REQUEST FOR SUCH INFORMATION.

NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS PROMISSORY NOTE NOR THE SECURITIES INTO WHICH THIS PROMISSORY NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS PROMISSORY NOTE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY ACCEPTABLE TO THE ISSUER), IN A FORM ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT, OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Issue Date: December 2, 2022	Purchase Price:	$ 449,500.00
Maturity Date: As set forth below.	Original Issue Discount:	$ 42,030.00
Original Principal
Original Interest Discount Per Annum: 107.78%	Amount:	$ 491,530.00

CONVERTIBLE ORIGINAL ISSUE DISCOUNT PROMISSORY NOTE

For value received, La Rosa Holdings Corp., a corporation organized under the laws of the State of Nevada (“La Rosa” or the “Borrower”), hereby promises to pay to the order of Joseph La Rosa or his assigns (the “Holder”) the principal sum of Four Hundred Ninety One Thousand Five Hundred and Thirty Dollars and No Cents ($491,530.00) (the “Original Principal Amount”) on the Maturity Date set forth below or upon acceleration or otherwise, as set forth herein in this Convertible Original Issue Discount Promissory Note or as it may be amended, extended, renewed and refinanced (this “Note”). The “Original Interest Discount” shall be one hundred and seven and eight hundred seventy eight one hundredths percent (107.78%) per annum (“Original Interest Discount Rate”) if calculated for a one year term. Each of Borrower and Holder are a “party” to this Note and together, they are the “parties” hereto.

The Holder paid to the Borrower the purchase price of Four Hundred Forty NineThousand Five Hundred Dollars and No Cents ($449,500.00) (“Purchase Price”) on the Issue Date of this Note.

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The maturity date of this Note (“Maturity Date”) shall be the earlier of: (i) six (6) months from the Issue Date, or (ii) on the date of the consummation of the Borrower’s initial public offering of Units (“IPO”), with each Unit consisting of one share of common stock, $0.0001 par value per share (the “Common Stock”), and one warrant to purchase one share of Common Stock, pursuant to its registration statement, as amended (File No. 333-264372), as filed with the Securities and Exchange Commission (“SEC”). The principal sum, as well as interest and other fees shall be due and payable in accordance with the payment terms set forth herein.

Subject to Section 5.9 below, this Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein.

Any amount of principal, interest, other amounts due hereunder which is not paid by the due date as specified herein, shall bear interest at the lesser of: (i) the rate of twenty four percent (24%) per annum, or (ii) the maximum legal amount permitted by the laws of the State of Nevada (“Default Interest Rate”), from the due date thereof until the same is paid in full, or on the date that the parties have reinstated the Note under its original or other terms, including following the entry of a judgment in favor of Holder (“Default Interest”).

If any payment (other than a payment due at maturity or upon default) is not made on or before its due date, Holder may at its discretion charge and Borrower shall pay to Holder a delinquency penalty equal to Five Thousand Dollars and No Cents ($5,000.00) per month. The unpaid balances on all obligations payable by Borrower and due to Holder pursuant to the terms of this Note, shall in addition to other remedies contained herein, bear interest after default or maturity at an annual rate equal to the Default Interest Rate.

Except as provided for in Section 1.2 below, all payments of principal and interest due hereunder (to the extent not converted into Borrower’s Common Stock) shall be paid by automatic debit, wire transfer, check or in coin or currency which, at the time or times of payment, is the legal tender for public and private debts in the United States of America and shall be made at such place as Holder may from time to time appoint in a payment invoice or otherwise in writing, and in the absence of such appointment, then at the offices of Holder at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest, then to any late charges, and then to principal. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any interest payment date which is not the date on which this Note is paid in full, interest shall continue to accrue during such extension. As used in this Note, the term “Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

It is further acknowledged and agreed that the Principal Amount owed by Borrower under this Note shall be increased by the amount of all reasonable expenses incurred by the Holder in connection with the collection of amounts due, or enforcement of any terms pursuant to, this Note. All such expenses shall be deemed added to the Principal Amount hereunder to the extent such expenses are paid or incurred by the Holder and shall earn interest at the Original Interest Discount Rate set forth above.

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This Note shall be an unsecured obligation of the Borrower, junior in priority to any senior debt and pari passu with all current and future Indebtedness except for any bank loans of the Borrower and any subsidiaries, whether such subsidiaries exist on the Issue Date or are created or acquired thereafter (each a “Subsidiary” and collectively, the “Subsidiaries”). As used herein, the term “Indebtedness” means (a) all indebtedness of Borrower for borrowed money or for the deferred purchase price of property or services, including any type of letters of credit, but not including deferred purchase price obligations in place as of the Issue Date or obligations to trade creditors incurred in the common course of business, (b) all obligations of the Borrower evidenced by notes, bonds, debentures or other similar instruments, (c) purchase money indebtedness hereafter incurred by the Borrower to finance the purchase of fixed or capital assets, including all capital lease obligations of the Borrower which do not exceed the purchase price of the assets funded, (d) all guarantee obligations of the Borrower in respect of obligations of the kind referred to in clauses (a) through (c) above that the Borrower would not be permitted to incur or enter into, and (e) all obligations of the kind referred to in clauses (a) through (d) above that the Borrower is not permitted to incur or enter into that are secured and/or unsecured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured and/or unsecured by) any lien or encumbrance on property (including accounts and contract rights) owned by the Borrower, whether or not the Borrower has assumed or become liable for the payment of such obligation.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of Borrower.

In addition to the terms above, the following terms shall also apply to this Note:

ARTICLE I. PAYMENTS

1.1       Principal Payments. The Original Principal Amount shall be due and payable on the Maturity Date.

1.2       Interest Payments. Interest on this Note (i) is payable at maturity; and (ii) is guaranteed to the Holder for the entire term of the Note, without regard to an acceleration of the Maturity Date, based on the total Original Principal Amount, without regard to a reduction of the Original Principal Amount resulting from, without limitation, principal payments, Conversion (as defined below), or prepayment by Borrower.

1.3       Other Payment Obligations. All payments, fees, penalties, and other charges, if any, due under this Note shall be payable pursuant to the terms contained herein, but in any case, shall be payable no later than the Maturity Date.

ARTICLE II. CONVERSION RIGHTS

2.1       Conversion Right. The Holder shall have the right at any time, at the Holder’s option to convert all or any part of the outstanding and unpaid Original Principal Amount into fully paid and non-assessable shares of Common Stock of Borrower or other securities into which such Common Stock shall hereafter be changed or reclassified (each, a “Conversion Share”) at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”). The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to Borrower by the Holder in accordance with Section 2.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to Borrower before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”). The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of: (1) the portion or all of the Original Principal Amount of this Note to be converted in such conversion; plus (2) at the Holder’s option, accrued and unpaid Default Interest, if any; plus (3) the Holder’s expenses relating to a Conversion, including but not limited to amounts paid by Holder on the Borrower’s transfer agent account; plus (4) at the Holder’s option, any amounts owed to the Holder pursuant to Section 2.4(g) hereof.

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2.2         Conversion Price.

(a)         Calculation of Conversion Price. The Conversion Price shall be a discount of twenty-five percent (25%) to the price per Unit in the Borrower’s IPO (“Fixed Conversion Price”).

(b)         Fixed Conversion Price Adjustments.

(1)       Common Stock Distributions and Splits. If Borrower, at any time while this Note is outstanding: (i) pays a distribution on its Common Stock or otherwise makes a distribution or distributions payable in Common Stock on its Common Stock; (ii) subdivides outstanding shares of its Common Stock into a larger (or smaller) number of shares; or (iii) issues, in the event of a reclassification of shares of Common Stock, any Common Stock of Borrower, then the Fixed Conversion Price shall be revised to be the product of: (x) the Fixed Conversion Price multiplied by (y) a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of Borrower) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock to be outstanding immediately after such event.

(2)       Fundamental Transaction. If, at any time while this Note is outstanding, (i) Borrower effects any merger or consolidation of Borrower with or into another person or entity (“Person”), (ii) Borrower effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by Borrower or another Person) is completed pursuant to which holders of the Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) Borrower effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Fixed Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and Borrower shall apportion the Fixed Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.

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(3)       Anti-dilution Adjustment. If at any time while this Note is outstanding, Borrower sells, grants, or otherwise makes a disposition of Common Stock, or sells, grants, or otherwise makes a disposition of other securities (or in the case of securities existing on the Issue Date, amends such securities) convertible into, exercisable for, or that would otherwise entitle any Person the right to acquire Common Stock, or announces its intention, or files any document with the SEC or other regulatory body that reflects its intention to do of any of the foregoing, at an effective price per share that is lower than the then Fixed Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (it being agreed that if the holder of the Common Stock or other securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive Common Stock at an effective price per share that is lower than the Fixed Conversion Price, such issuance shall be deemed to have occurred for less than the Fixed Conversion Price on such date of the Dilutive Issuance, and the Base Conversion Price shall then be adjusted to equal the lowest of such issuance price), then the Fixed Conversion Price shall be reduced to a price equal the Base Conversion Price as it may be adjusted as provided for above. Such adjustment shall be made whenever such Common Stock or other securities are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 2.2(b)(3) in respect of an Exempt Issuance. For purposes of this Section 2.2(b)(3) an “Exempt Issuance” means an issuance of Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock (i) upon the exercise or exchange of any securities issued hereunder or under the Warrants (as defined in Section 3.1), (ii) to employees, directors of Borrower pursuant to any stock or option or similar equity incentive plan duly adopted for such purpose by the Board of Directors of Borrower, (iii) to banks, equipment lessors or other financial institutions, or to real property lessors, at market value as of the date of issuance, pursuant to a debt financing, equipment leasing, or real property leasing transaction approved by the Board of Directors of Borrower, (iv) to suppliers, consultants, or third party service providers in connection with the provision of goods or services, at market value as of the date of issuance, pursuant to a stock option plan, agreement, or arrangement of the Borrower, duly adopted for such purpose by the Board of Directors of Borrower, (v) pursuant to the acquisition of another corporation or other entity by Borrower by merger, purchase of substantially all of the assets or other reorganization or pursuant to a joint venture agreement, provided that such issuances are approved by the Board of Directors of Borrower, (vi) to third parties in connection with collaboration, technology license, development, marketing or other similar agreements or strategic partnerships, in each case only in connection with the operating business of the Borrower and approved by the Board of Directors of Borrower, or (vii) shares with respect to which Holder waives its anti-dilution rights granted hereby; provided, however, that any such issuance described in (v) and (vi) shall only be to a Person (or to the equity holders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset (or an employee, director, consultant, or advisor thereof), in a business synergistic with the business of Borrower and shall provide to Borrower additional benefits in addition to the investment of funds, but in none of (ii) through (vi) above shall include a transaction in which Borrower is issuing securities primarily for the purpose of raising capital or to a recipient whose primary business is investing in securities or to a recipient whose primary business is investor relations or public relations. In the event of an issuance of securities involving multiple tranches or closings, any adjustment pursuant to this Section 2.2(b)(3) shall be calculated as if all such securities were issued upon distribution of the initial tranche.

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(4)       Notice to the Holder. Whenever the Fixed Conversion Price is adjusted pursuant to any provision of this Section 2.2(b), Borrower shall, within two (2) Business Days, deliver to Holder a notice setting forth the Fixed Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that Borrower’s failure to timely provide the notice shall not affect the automatic adjustments contemplated hereby.

2.3        Authorized Shares. Borrower covenants that during the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note and exercise of the Warrants. Borrower is required at all times to have authorized and reserved seven (7) times the number of shares that is actually issuable upon full conversion of this Note (based on the Fixed Conversion Price of the Note in effect from time to time, which, if cannot be determined shall be estimated in good faith by Borrower) it being acknowledged and agreed by the parties that for the initial issuance of the Note, 100,000 shares of Common Stock is sufficient and will be reserved (the “Reserved Amount”). The Reserved Amount shall be increased from time to time in accordance with Borrower’s obligations hereunder. Borrower represents that upon issuance, such shares will be duly authorized and validly issued, fully paid and non-assessable. In addition, if Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Note shall be convertible at the then current Conversion Price, Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Note, including but not limited to authorizing additional shares or effectuating a reverse split. Borrower (i) acknowledges that to will irrevocably instruct its transfer agent by letter to issue certificates for the Common Stock issuable upon conversion of this Note and exercise of the Warrants, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing Common Stockcertificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note. If, at any time Borrower does not maintain the Reserved Amount it will be considered an Event of Default under Section 4.1.2 of the Note.

2.4         Method of Conversion.

(a)       Mechanics of Conversion. Subject to Section 2.1, this Note may be converted by the Holder in whole or in part, at any time from the date hereof, by (A) submitting to Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the prior to 6:00 p.m., New York, New York time on the Conversion Date, and if after 6:00 p.m., the Conversion Date shall be the next Business Day) and (B) subject to Section 2.4(b), surrendering this Note at the principal office of Borrower.

(b)       Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, Holder shall not be required to physically surrender this Note to Borrower unless the entire unpaid Original Principal Amount of this Note is so converted. Holder and Borrower shall maintain records showing the Original Principal Amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to Holder and Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of Borrower shall, prima facie, be controlling and determinative in the absence of manifest error. Holder and any assignee, by acceptance of this Note, acknowledges and agrees that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted Original Principal Amount of this Note represented by this Note may be less than the amount stated on the face hereof.

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(c)       Payment of Taxes. Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the Person or Persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to Borrower the amount of any such tax or shall have established to the satisfaction of Borrower that such tax has been paid.

(d)       Delivery of Common Stock Upon Conversion. Upon receipt by Borrower from Holder of an e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 2.4, Borrower shall issue and deliver to or cause to be issued and delivered to or upon the order of Holder certificates for the shares of Common Stock issuable upon such conversion by the end of the next Business Day after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid Original Principal Amount hereof, surrender of this Note) in accordance with the terms hereof.

(e)       Obligation of Borrower to Deliver Common Stock. Upon receipt by Borrower of a Notice of Conversion, Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such conversion, the outstanding Original Principal Amount and the amount of the Original Principal Amount of this Note shall be reduced to reflect such conversion, and, unless Borrower defaults on its obligations under this Article II, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If Holder shall have given a Notice of Conversion as provided herein, Borrower’s obligation to issue and deliver the certificates for the Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of Borrower to Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by Borrower before 6:00 p.m., New York, New York time, on such date, and if received after 6:00 p.m., the Conversion Date shall be the next Business Day.

(f)       Delivery of Common Stock by Electronic Transfer. If the shares of the Borrower are publicly traded, in lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of Holder and its compliance with the provisions contained in Section 2.1 and in this Section 2.4, Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to Holder by crediting the account of Holder’s broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system. If the Borrower is not registered with DTC as of the Issue Date, the Borrower shall be required to register with DTC prior to the consummation of the IPO, and the provisions of this paragraph shall apply after such registration. Failure to become DTC registered or maintain DTC eligibility as provided herein shall be an Event of Default under Section 4.1.22 of this Note.

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(g)       Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if Borrower causes the Common Stock issuable upon conversion of this Note to not be delivered by the second (2nd) Trading Day following the Deadline (such non-delivery referred to herein as a “Conversion Default”), Borrower shall pay to the Holder One Thousand Dollars and No Cents ($1,000.00) per day in cash, for each day beyond the Deadline that Borrower fails to deliver such shares of Common Stock (“Conversion Default Payment”). For purposes of this Note, the term “Trading Day” means any day that the Borrower’s Common Stock is listed for trading or quotation on the Nasdaq Capital Market, the Over-The-Counter market, or any other exchanges or electronic quotation systems on which the Common Stock is then traded.

(h)       Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to Borrower by the first day of the month following the month in which it has accrued), shall be added to the Original Principal Amount of this Note, in which event interest shall accrue at the Original Interest Discount Rate thereon in accordance with the terms of this Note and such additional Original Principal Amount shall be convertible into share of Common Stock in accordance with the terms of this Note. Borrower agrees that the right to convert is a valuable right to Holder, and as such, Borrower will not take any actions to hamper, delay or prevent any Holder conversion of the Note. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify. Accordingly, the parties acknowledge that the liquidated damages provision contained in this Section 2.4(g) are justified.

2.5        Concerning the Common Stock. The Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (“Securities Act”) or (ii) Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, or (iii) such shares may be sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”), or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 2.5 and who is an Accredited Investor. Except as otherwise provided (and subject to the removal provisions set forth below), until such time as the Common Stock issuable upon conversion of this Note have been registered under the Securities Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for the Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

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THE SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY ACCEPTABLE TO THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT, OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and Borrower shall issue to Holder a new certificate therefore free of any transfer legend if: (i) Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Securities Act, which opinion shall be accepted by Borrower (which acceptance shall be subject to and conditioned on any requirements, if any, of its transfer agent, the exchange on which Borrower’s Common Stock is then trading or other applicable laws, rules or regulations) so that the sale or transfer is effected, or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by Holder under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. In the event that Borrower does not accept the opinion of counsel provided by Holder with respect to the transfer of the Common Stock pursuant to an exemption from registration, such as Rule 144 or Regulation S, at the Deadline, it will be considered an Event of Default pursuant to Section 4.1.2 of the Note.

2.6       Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby shall be deemed converted into Common Stock, and (ii) Holder’s rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by Borrower to comply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) Business Day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless Holder otherwise elects to retain its status as a holder of the shares of the Common Stock by so notifying Borrower) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and Borrower shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Section 2.4 to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Fixed Conversion Price with respect to subsequent conversions adjusted upon an Event of Default, if applicable) for Borrower’s failure to convert this Note.

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ARTICLE III.

RANKING, CERTAIN COVENANTS AND POST CLOSING OBLIGATIONS

3.1         Warrants. Upon the payment of the Purchase Price by Holder to the Borrower, Borrower shall issue to Holder a warrant exercisable for 25,000 shares of the Borrower’s Common Stock (the “Warrants”). The Warrants shall have the following terms: (1) a term of 60 Months; (2) full-ratchet anti-dilution protection provisions; and (3) an exercise price equal to the lower of: (i) Ten Dollars and No Cents ($10.00) per share, or (ii) the price per share of any subsequent offering undertaken by the Borrower. The Common Stock issuable upon the exercise of the Warrants are the “Warrant Shares” herein.

3.2         Equity Interest. Upon repayment of the loan, the, Borrower shall issue to Holder a number of shares of Common Stock equal to $300,000 (“Equity Interest”) valued on the price per share of any public (including the IPO) or private offering undertaken by the Borrower. If no subsequent offering undertaken by the Borrower at the time of repayment then the Borrower shall issue the Holder 60,000 shares. The Common Stock issuable pursunat to this Section 3.3, the Warrant Shares and any shares of Common Stock converted pursuant to this Note are referred to herein as the “Note Shares.”

3.3         Distributions on Common Stock. [RESERVED.]

3.4         Restrictions on Variable Rate Transactions. [RESERVED.]

3.5         Restrictions on Other Certain Transactions. [RESERVED.]

3.6         Payments from Future Funding Sources. Subject to the priority on payment of any senior debt, the Borrower shall pay to Holder on an accelerated basis, any outstanding Original Principal Amount of the Note, along with all unpaid interest, and fees and penalties, if any, from the sources of capital below, at the Holder’s discretion, it being acknowledged and agreed by Holder that Borrower shall have the right to make bona fide payments to vendors with Common Stock:

3.6.1       Future Financing Proceeds – one hundred percent (100%) of the net proceeds of any future financings by Borrower or any Subsidiary, whether debt or equity (except from the IPO), or any other financing proceeds such as cash advances, royalties or earn-out payments provided, however, that this provision is not applicable if the transaction generating the future financing proceeds has a specific use of proceeds requirement that such proceeds are to be used exclusively to purchase the assets or equity of an unaffiliated business in an arm’s length transaction and the proceeds are used accordingly.

3.6.2       Other Future Receipts – one hundred percent (100%) of the net proceeds to the Borrower or Subsidiary resulting from the sale of any assets of Borrower or any of its Subsidiaries including but not limited to, the sale of any Subsidiary, the receipt in cash by Borrower or any of its Subsidiaries of any tax refunds, the sale of any tax credits, collections by Borrower or any of its Subsidiaries pursuant to any settlement or judgement, but not including sales of inventory of the Borrower or its Subsidiaries in the common course of business.

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3.7       Use of Proceeds. Borrower agrees to use the proceeds of this Note solely for the following purposes: (i) to pursue the IPO of the Units, (ii) to pursue acquisitions, and (iii) for general working capital.

3.8       Ranking and Security. The obligations of the Borrower under this Note are unsecured by any assets of Borrower. This Note is junior to any senior obligation of Borrower and pari passu with all general creditors of Borrower.

3.9       Right of Participation. [RESERVED.]

3.10     Registration Rights. [RESERVED.]

3.11     Rollover Rights. So long as the Note is outstanding, if Borrower completes any single public offering or private placement of its equity, equity-linked or debt securities (each, a “Future Transaction”), Holder may, in its sole discretion, elect to apply as purchase consideration for such Future Transaction: (i) all, or any portion, of the then outstanding Original Principal Amount of the Note, including any amounts that would be added to the principal outstanding in the event that any redemption right or prepayment right is exercised by either the Holder or the Borrower, and (ii) any securities of the Borrower then held by the Holder, at their fair value (the “Rollover Rights”). Borrower shall give written notice to Holder as soon as practicable, but in no event less than fifteen (15) days before the anticipated closing date of such Future Transaction. Holder may exercise its Rollover Rights by providing the Borrower written notice of such exercise within five (5) Business Days before the closing of the Future Transaction. In the event Holder exercises its Rollover Rights, then such elected portion of the outstanding Original Principal Amount of this Note shall automatically convert into the corresponding securities issued in such Future Transaction under the terms of such Future Transaction, such that the Holder will receive all securities (including, without limitation, any warrants) issuable under the Future Transaction.

3.12       Exchange Act Reporting. Upon the Borrower becoming an SEC reporting company subject to the requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), then thereafter, Borrower shall remain a fully reporting company under the SEC reporting requirements and remain subject to and fully compliant with, the annual and periodic reporting requirements of the Exchange Act (including but not limited to becoming current in its filings). Failure to remain a fully reporting company and subject to and compliant with the Exchange Act as described herein, (including but not limited to becoming delinquent in its filings), shall be an Event of Default (as defined below) under Section 4.1.9.

ARTICLE IV.

EVENTS OF DEFAULT

4.1         It shall be considered an event of default if any of the following events listed in this Article IV (each, an “Event of Default”) shall occur:

4.1.1       Failure to Pay Principal or Interest. Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise. A three (3) day cure period shall apply for failure to make a payment when due except where payments are noted herein as being due immediately or for payments due on the Maturity Date which in each case shall have no cure period.

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4.1.2       Failure to Reserve Shares. Borrower fails to reserve a sufficient amount of shares of Common Stock as required under the terms of this Note (including the requirements of Section 2.3 of this Note), fails to issue Common Stock to Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) shares of Common Stock issued to Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any Common Stock issued to Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph), or fails to supply an opinion letter specific to the fact that Common Stock issued pursuant to conversion of the Note, as well as the Equity Interest and the shares issued pursuant to the Warrant are exempt from registration requirements pursuant to Rule 144, and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) Business Days after the Holder shall have delivered a Notice of Conversion. It is an obligation of Borrower to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by Borrower to its transfer agent. If at the option of the Holder, Holder advances any funds to Borrower’s transfer agent in order to process a conversion, such advanced funds shall be paid by Borrower to the Holder within five (5) Business Days of a demand from Holder, either in cash or as an addition to the outstanding Principal Amount of the Note, and such choice of payment method is at the discretion of Borrower.

4.1.3       Breach of Covenants. Borrower, or the relevant related party, as the case may be, breaches any material covenant, post-closing obligation or other material term or condition contained in this Note, or in the related Warrant, or any other ancillary documents executed in connection therewith (together, the “Transaction Documents”) and breach continues for a period of ten (10) days.

4.1.4       Breach of Representations and Warranties. Any representation or warranty of Borrower made herein or in any agreement, statement or certificate given pursuant hereto or in connection herewith, shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) an effect on the rights of Holder with respect to this Note and the other Transaction Documents.

4.1.5       Receiver or Trustee. Borrower or any Subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

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4.1.6       Judgments or Settlements. (i) Any money judgment, writ or similar process shall be entered or filed against Borrower or any Subsidiary of Borrower or any of its property or other assets for more than Twenty Five Thousand Dollars and No Cents ($25,000.00), and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder; or (ii) the settlement of any claim or litigation, creating an obligation on the Borrower in amount over Twenty Five Thousand Dollars and No Cents ($25,000.00).

4.1.7       Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower or any Subsidiary of Borrower. With respect to any such proceedings that are involuntary, Borrower shall have a forty five (45) day cure period in which to have such involuntary proceedings dismissed.

4.1.8       Delisting of Common Stock. If at any time on or after the date in which Borrower’s Common Stock are listed or quoted on the OTC Pink or an equivalent U.S. replacement exchange, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, or the NYSE MKT (a “Listing Event”), Borrower shall fail to maintain the listing or quotation of the Common Stock, or if its shares have been suspended from trading on the OTC Pink or a U.S. equivalent replacement exchange, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, or the NYSE MKT.

4.1.9       Failure to Comply with the Exchange Act. If at any time after Borrower becomes an SEC reporting company, Borrower shall fail to be fully compliant with, or ceases to be subject to, the reporting requirements of the Exchange Act (including but not limited to becoming delinquent in its filings).

4.1.10        Change of Control or Liquidation. Any Change of Control of the Borrower, or the dissolution, liquidation, or winding up of Borrower or any substantial portion of its business. As used herein, a “Change of Control” shall be deemed to occur upon the consummation of any of the following events: (a) any Person or Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange (other than Borrower or any Subsidiary of Borrower) shall beneficially own (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, at least fifty percent (50%) of the total voting power of all classes of capital stock of Borrower entitled to vote generally in the election of the Board; (b) Current Directors (as herein defined) shall cease for any reason to constitute at least a majority of the members of the Board (for this purpose, a “Current Director” shall mean any member of the Board as of the date hereof and any successor of a Current Director whose election, or nomination for election by the Borrower's shareholders, was approved by at least a majority of the Current Directors then on the Board); (c) (i) the complete liquidation of the Borrower, or (ii) the merger or consolidation of the Borrower, other than a merger or consolidation in which (x) the holders of the Common Stock of Borrower immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the Common Stock of the continuing or surviving corporation immediately after such consolidation or merger, or (y) the Board immediately prior to the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation, which liquidation, merger or consolidation has been approved by the shareholders of the Borrower; (d) the sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of Borrower pursuant to an agreement (or agreements) which has (have) been approved by the shareholders of Borrower; or (e) the appointment of a new chief executive officer.

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4.1.11       Cessation of Operations. Any cessation of operations by the Borrower or the Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

4.1.12       Maintenance of Assets. The failure by Borrower to maintain any intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future), to the extent that such failure would result in a material adverse condition or material adverse change in or affecting the business operations, properties or financial condition of Borrower or any of its Subsidiaries (a “Material Adverse Effect”).

4.1.13       Financial Statement Restatement. At any time after a Listing Event, Borrower restates any financial statements for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of Holder with respect to this Note.

4.1.14       Failure to Execute Transaction Documents or Complete the Transaction. The failure of the Borrower to execute any of the Transaction Documents or to complete the transaction for the full Original Principal Amount of the Note.

4.1.15       Illegality. Any court of competent jurisdiction issues an order declaring this Note, any of the other Transaction Documents or any provision hereunder or thereunder to be illegal, as long as such declaration was not the result of an act of negligence by Holder, exclusive of the execution of the Transaction Documents or the transactions and acts contemplated herein.

4.1.16       Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the other financial instruments, including but not limited to all promissory notes, currently issued, or hereafter issued, by Borrower, to Holder or any other third party (the “Other Agreements”), after the passage of all applicable notice and cure or grace periods, that results in a Material Adverse Effect shall, at the option of Holder, be considered a default under this Note, in which event Holder shall be entitled to apply all rights and remedies of Holder under the terms of this Note by reason of a default under said Other Agreement or hereunder.

4.1.17       Variable Rate Transactions. The Borrower (i) enters into a Variable Rate Transaction (as defined herein), (ii) issues Common Stock(or convertible securities or purchase rights) pursuant to an equity line of credit of the Borrower or otherwise in connection with a Variable Rate Transaction (whether now existing or entered into in the future), or (iii) adjusts downward the “floor price” at which Common Stock (or convertible securities or purchase rights) may be issued under an equity line of credit or otherwise in connection with a Variable Rate Transaction (whether now existing or entered into in the future).

4.1.18       Certain Transactions. Borrower enters into certain transactions prohibited by Section 3.3 of this Agreement.

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4.1.19       Reverse Splits. The Borrower effectuates a reverse split of its Common Stock without twenty (20) days prior written notice to Holder.

4.1.20       Replacement of Transfer Agent. In the event that Borrower proposes to replace its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower.

4.1.21       DTC “Chill”. At any time on or after a Listing Event, the DTC places a “chill” (i.e. a restriction placed by DTC on one or more of DTC’s services, such as limiting a DTC participant’s ability to make a deposit or withdrawal of the security at DTC) on any of the Borrower’s securities.

4.1.22       DWAC Eligibility. At any time on or after a Listing Event, in addition to the Event of Default in Section 4.1.21, the Common Stock is otherwise not eligible for trading through the DTC’s Fast Automated Securities Transfer or Deposit/Withdrawal at Custodian programs, or if the Borrower is not registered with DTC on the Issue Date, Borrower fails to become DTC registered within thirty (30) days of such listing or quotation.

4.1.23       Bid Price. At any time on or after a Listing Event, Borrower shall lose the “bid” price for its Common Stock ($0.0001 on the “Ask” with zero market makers on the “Bid” per Level 2) and/or a market (including the OTC Pink, OTCQB or an equivalent replacement marketplace or exchange).

4.1.24       Inside Information. [RESERVED.]

4.1.25       Intentionally Omitted.

4.1.26       Intentionally Omitted.

4.2         Remedies Upon Default.

(a)       Upon the occurrence of any Event of Default specified in this Article IV, in addition to and without limitation of other remedies set forth herein in this Note, (i) interest shall accrue on all amounts due under this Note at the Default Interest rate until payment in full of such amounts, including following the entry of a judgment in favor of Holder; (ii) this Note shall become immediately due and payable, all without demand, presentment or notice, all of which are hereby expressly waived by the Borrower, and Borrower shall pay to the Holder, an amount (the “Default Amount”) equal to the Original Principal Amount then outstanding (including Monitoring Fees defined below) plus accrued and unpaid interest through the date of the Event of Default, unaccrued interest through the Maturity Date that is guaranteed pursuant to Section 1.2 above, together with all costs, including, without limitation, reasonable legal fees and expenses of collection, and Default Interest through the date of full repayment. In addition, the Holder shall be entitled to exercise all other rights and remedies available at law or in equity, including, without limitation, those set forth in the Related Documents.

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(b)       Upon the occurrence and during the continuation of an Event of Default, Borrower shall incur a monthly monitoring fee (“Monitoring Fee”) in the amount of Ten Thousand Dollars and No Cents ($10,000.00) per month commencing in the month in which the Event of Default occurs and continuing until the Event of Default is cured in order to cover the Holder’s costs of monitoring and legal expenses and other expenses incurred by Holder.

ARTICLE V.

MISCELLANEOUS

5.1       Failure or Indulgence Not Waiver. No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2       Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, facsimile, or electronic mail addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery, upon electronic mail delivery, or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received), or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

La Rosa Holdings Corp.

1420 Celebration Blvd., 2nd Floor Celebration, FL 34747

kent@larosarealty.com

If to the Holder, to

Joseph La Rosa

1420 Celebration Blvd., 2nd Floor Celebration, FL 34747

joe@larosarealty.com

5.3       Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by Borrower and Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

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5.4       Assignability. This Note shall be binding upon Borrower and its successors and assigns, and shall inure to be the benefit of Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the Securities Act).

5.5       Withholding Tax: In the event that there is any withholding tax due on any obligation of Holder, the obligation to pay such withholding tax shall be divided equally by Borrower and Holder, and Borrower may deduct half of any such withholding tax from amounts due to Holder upon providing Holder a confirmation of such withholding tax payment.

5.6       Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay Holder hereof costs of collection, including attorneys’ fees. Such amounts spent by Holder shall be added to the Original Principal Amount of the Note at the time of such expenditure.

5.7       Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state and/or federal courts located in Florida. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. THE BORROWER IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTIONS CONTEMPLATED HEREBY. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note or any other Transaction Documents by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

5.8       Certain Amounts. Whenever pursuant to this Note Borrower is required to pay an amount in excess of the outstanding Original Principal Amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, Borrower and Holder agree that the actual damages to Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by Borrower represents stipulated damages and not a penalty.

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5.9       Remedies. Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by Borrower of the provisions of this Note, that Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

5.10       Prepayment. Unless an Event of Default shall occur, Borrower shall have the right at any time prior to the Maturity Date, upon thirty (30) days’ notice to the Holder (the “Prepayment Notice”), to prepay the Note by making a payment to Holder equal to one hundred and ten percent (110%) multiplied by the sum of (i) the outstanding Original Principal Amount, and (ii) any other amounts due under the Note (the “Prepayment Amount”). The Prepayment Notice must be received by Holder no later than thirty (30) days prior to the date that Borrower proposes to remit the Prepayment Amount (the “Prepayment Date”). Holder may convert any or all of this Note into shares of Common Stock prior to the Prepayment Date. If Borrower does not remit the Prepayment Amount within two (2) days after the Prepayment Date, then (i) the Prepayment Notice and the Prepayment right granted hereunder shall be canceled, (ii) Borrower shall thereafter not be permitted to prepay the Note, and (iii) Holder’s right to convert any or all of this Note into shares of Common Stock shall be reinstated.

5.11       Usury. To the extent it may lawfully do so, Borrower hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by Holder in order to enforce any right or remedy under this Note. Notwithstanding any provision to the contrary contained in this Note, it is expressly agreed and provided that the total liability of Borrower under this Note for payments which under Nevada law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under Nevada law in the nature of interest that the Borrower may be obligated to pay under this Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by Nevada law and applicable to this Note is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Borrower to the Holder with respect to indebtedness evidenced by this Note, such excess shall be applied by the Holder to the unpaid principal balance of any such indebtedness or be refunded to the Borrower, the manner of handling such excess to be at Holder’s election.

5.12       Section 3(a)(10) Transactions. At any time after a Listing Event, and so long as this Note is outstanding, if Borrower enters into a transaction structured in accordance with, based upon, or related or pursuant to, in whole or in part, Section 3(a)(10) of the Securities Act, then a liquidated damages charge of twenty five percent (25%) of the outstanding Original Principal Amount of this Note at that time, will be assessed and will become immediately due and payable to Holder, either in the form of cash payment or as an addition to the balance of the Note, as determined by mutual agreement of the Borrower and Holder.

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5.13       No Broker-Dealer Acknowledgement. Absent a final adjudication from a court of competent jurisdiction stating otherwise, so long as any obligation of Borrower under this Note or the other Transaction Documents is outstanding, the Borrower shall not state, claim, allege, or in any way assert to any person, institution, or entity, that Holder is currently, or ever has been, a broker-dealer under the Exchange Act.

5.14       Opportunity to Consult with Counsel. Holder represents and acknowledges that it has been provided with the opportunity to discuss and review the terms of this Note and the other Transaction Documents with its personal counsel before signing it and that it is freely and voluntarily signing the Note and the other Transaction Documents in exchange for the benefits provided herein. Holder represents and acknowledges that it has been provided a reasonable period of time within which to review the terms of the Note and the other Transaction Documents. In light of this, Holder will not contest the validity of the Note and the otherTransaction Documents and the transactions contemplated therein, and Holder represents and acknowledges that all parties hereto have participated in the preparation of this Note and the other Transaction Documents. In any construction of the terms of the Note or the other Transaction Documents, the same shall not be construed against either party on the basis of that party being the drafter of such terms.

5.15       INTENTIONALLY OMITTED.

5.16       Integration. This Note, along with the other Transaction Documents, constitute the entire agreement between the parties and supersedes all prior negotiations, discussions, representations, or proposals, whether oral or written, unless expressly incorporated herein, related to the subject matter of the Note. Unless expressly provided otherwise herein, this Note may not be modified unless in writing signed by the duly authorized representatives of the Borrower and by Holder. If any provision or part thereof is found to be invalid, the remaining provisions will remain in full force and effect.

[Signature page to follow]

31

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer this December 2, 2022.

La Rosa Holdings Corp.

By:
Name:	Kent Metzroth
Title: Executive Vice President and Chief Financial Officer

Holder:

By:
Name:	Joseph La Rosa

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EXHIBIT A

FORM OF NOTICE OF CONVERSION

CONVERSION NOTICE

The undersigned hereby irrevocably elects to convert $                     of the Original Principal Amount (and accrued interest) of the above Note into shares of Common Stock of LA ROSA HOLDINGS CORP. at the Fixed Conversion Price (as it may be adjusted) according to the terms and conditions of said Note.

Dated:                         , 202

By:
Name:Joseph La Rosa
Address: 1420 Celebration Blvd., 2nd Floor
Celebration, FL 34747

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EXHIBIT B

CERTIFICATE OF DESIGNATION

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF

SERIES A CONVERTIBLE PREFERRED STOCK OF

LA ROSA HOLDINGS CORP.

La Rosa Holdings Corp., a corporation organized and existing under the laws of the State of Nevada (the “Company”), hereby certifies that the following resolution was adopted by the Board of Directors of the Company on February 10, 2023 in accordance with the provisions of its Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and bylaws.

“WHEREAS, pursuant to Article III, Section 3.03 of the Articles of Incorporation, the total number of authorized shares of Preferred Stock is 50,000,000 shares and the number of authorized, unissued shares of Preferred Stock, as of the date hereof, is 49,998,000 shares.

WHEREAS, pursuant to Article III, Section 3.03 of the Articles of Incorporation, the Board of Directors of the Company (the “Board”) has the authority to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and to state in the resolution or resolutions from time to time adopted providing for the issuance thereof the designations, relative rights, preferences, privileges, powers and restrictions of the Preferred Stock.

RESOLVED, that pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Articles of Incorporation and bylaws of the Company, the Board hereby authorizes a series of the Company’s Preferred Stock, and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

I. NAME OF THE COMPANY

La Rosa Holdings Corp.

II. DESIGNATION, AMOUNT, TERM AND REISSUANCE

A. Designation. The designation of said series of preferred stock shall be Series A Convertible Preferred Stock, $0.0001 par value per share (the “Series A Preferred Stock”).

B. Number of Shares. The number of shares of Series A Preferred Stock authorized shall be 11,000 shares.

C. Term. The term of the Series A Preferred Stock shall be perpetual.

D. Reissuance. No shares of Series A Preferred Stock which have been converted to Common Stock shall be reissued by the Company; provided, however, that any such share, upon being converted and canceled, shall be restored to the status of an authorized but unissued share of Preferred Stock without designation as to series, rights or preferences and may thereafter be issued as a share of Preferred Stock not designated as Series A Preferred Stock.

III. DIVIDENDS

Dividends shall not be payable on the Series A Preferred Stock.

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IV. CONVERSION

A. Mandatory Conversion. (i) Each share of the Series A Preferred Stock will automatically convert into shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), upon the earlier of (“Mandatory Conversion Date”): (x) the closing date of the Company’s initial public offering (“IPO”) of the Common Stock (“IPO Conversion”); or (y) upon a Change in Control of the Company (“CiC Conversion”).

(ii) The number of shares of Common Stock into which the Series A Preferred Stock will automatically convert shall be calculated as follows:

(a) IPO Conversion Ratio: The number of shares of Common Stock into which the Series A Preferred Stock is convertible is equal to the quotient of: X divided by the product of (Y multiplied by Z), where:

X = the total dollar amount invested in the Series A Preferred Stock;

Y = the initial public offering price of the Common Stock (“IPO Price”) as determined by the Board of Directors; and

Z= 0.7 (representing a 30% discount off of the IPO Price of the Common Stock).

Any fractional number of shares of Common Stock shall be rounded down to the next lower share number.

So for example:

If an investor invested $20,000 in the Series A Preferred Stock and the IPO Price was $5.00, the number of shares of Common Stock that the investor would receive on the closing date of the IPO would be 5,714 (rounded down), or $20,000/($5 X 0.7) = 20,000/3.5=5,714 shares of Common Stock.

(b) CiC Conversion Ratio: The number of shares of Common Stock into which the Series A Preferred Stock is convertible is equal to the quotient of: X divided by the product of (Y multiplied by Z), where:

X = the total dollar amount invested in the Series A Preferred Stock;

Y= the highest price paid for a share of Common Stock during the 12 consecutive months prior to the effective date of the Change in Control by the person, group of persons or the entity who acquired control of the Company (the “CiC Price”); and

Z= 0.7 (representing a 30% discount off of the CiC Price of the Common Stock), so for example:

If an investor has invested $20,000 in the Preferred Stock and the CiC Price was $5.00, the number of shares of Common Stock that investor would receive on the closing date of the Change in Control would be 5,714 (rounded down), or $20,000/($5 X 0.7) = 20,000/3.5=5,714 shares of Common Stock.

(iii) For purposes of this Certificate of Designation, “Change in Control” is defined as: (a) a change in the ownership of the Company which occurs on the date that any person, affiliated or associated group of persons or any entity obtains stock ownership of the Company that, together with any previously held stock, constitutes more than 50 percent of the total fair market value or more than 50 percent of the total voting power of the stock of the Company, as determined by the Board of Directors in its sole discretion;

(b) any consolidation or merger of the Company with or into another entity (other than a merger or consolidation in which the Company is the surviving corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Company or another entity); (c) any sale, transfer, lease or conveyance to another person or entity of all or substantially all of the property and assets of the Company; or (d) any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition).

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(iv) Pursuant to Article IV.A., on the Mandatory Conversion Date, any outstanding shares of the Series A Preferred Stock shall mandatorily and automatically convert into shares of Common Stock. The person or persons entitled to receive the shares of Common Stock issuable upon Mandatory Conversion of the Series A Preferred Stock shall be treated as the record holder(s) of such shares of Common Stock as of the close of business on the Mandatory Conversion Date. Prior to the close of business on the Mandatory Conversion Date, the Common Stock issuable upon conversion of the Series A Preferred Stock shall not be outstanding for any purpose and holders thereof shall have no rights with respect to such Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding the Series A Preferred Stock. Shares of the Series A Preferred Stock shall cease to be outstanding on the Mandatory Conversion Date, subject to the right of holders of such shares to receive shares of Common Stock issuable upon conversion of such shares of the Series A Preferred Stock.

(v) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of the Series A Preferred Stock as herein provided, free from any preemptive or other similar rights, a number of shares of Common Stock equal to the maximum number of shares of Common Stock that may be converted by a holder of the Series A Preferred Stock at any time or from time to time. Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of shares of the Series A Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Company (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the holders of the Series A Preferred Stock).

(vi) All shares of Common Stock delivered upon conversion of the Series A Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances of the Company (other than liens, charges, security interests and other encumbrances created by the holders of the Series A Preferred Stock).

(vii) The holders of the Series A Preferred Stock have no rights to have the shares of the Series A Preferred Stock or any shares of the Common Stock into which the Series A Preferred Stock may convert registered under the Securities Act of 1933, as amended, or any similar state statute.

(viii) The Company hereby covenants and agrees that, if at any time the Common Stock shall be listed on the Nasdaq Stock Market or any other national securities exchange or automated quotation system, the Company shall, if permitted by the rules of such market, exchange or automated quotation system, use commercially reasonable efforts to list and keep listed, so long as the Common Stock shall be so listed on such market, exchange or automated quotation system, all Common Stock issuable upon conversion of the Series A Preferred Stock; provided, however, that the Company shall not be required to list such Common Stock if such Common Stock has not been previously registered under the Securities Act of 1933, as amended; and provided further, that if the rules of such market, exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Series A Preferred Stock into Common Stock in accordance with the provisions hereof, the Company covenants to use its commercially reasonable efforts to list such Common Stock issuable upon the first conversion of the Series A Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

(ix) The holders of the Series A Preferred Stock shall have no anti-dilution rights, including any rights relating to the Company’s issuance of additional shares of Common Stock, the issuance of stock purchase rights, the distribution of cash or additional shares of Common Stock or fundamental changes, provided however, that if the Board of Directors authorizes any forward or reverse stock split of the Common Stock, the Board shall authorize a split up of the Series A Preferred or make such other equitable adjustment such that the holders of the Series A Preferred Stock are able to maintain the right to convert their shares of Series A Preferred Stock into an equivalent number of shares of Common Stock after the split of the Common Stock. Such adjustment shall be determined in good faith by the Board of Directors (or an authorized committee thereof) and submitted by the Board of Directors (or such authorized committee thereof) to the Company’s Transfer Agent. If such a split and adjustment occurs, the Company will provide written notice to the holders of the Series A Preferred Stock that will state in reasonable detail how the change in number of shares was determined and the number of shares of Series A Preferred then held by such holder.

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(x) The Company shall not effect the conversion of shares of Series A Preferred Stock, and a holder of Series A Preferred Stock shall not have the right to convert any such shares, to the extent that after giving effect to such conversion, such an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity (“Person” together with such Person’s affiliates) would beneficially own in excess of 4.99% (the “Beneficial Ownership Limitation”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. The number of outstanding shares of Common Stock shall be determined after giving effect to the conversion of the Series A Preferred Stock by a holder thereof and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported by the Company. By written notice to the Company, a holder of Series A Preferred Stock may from time to time increase or decrease the Beneficial Ownership Limitation to any other percentage specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to such holder and shall not exceed 9.9% of the total outstanding shares of the Company’s Common Stock.

B. Optional Conversion. Holders of the Series A Preferred Stock have no right to convert their shares of Series A Preferred Stock into shares of Common Stock or other equity security of the Company.

V. VOTING RIGHTS

Holders of the Series A Preferred Stock have no right to vote on any matters brought before the stockholders of the Company for a vote except as may otherwise be required by Chapter 78 of the Nevada Revised Statutes or any successor to such laws.

VI. REDEMPTION

The Series A Preferred Stock is not redeemable by the Company.

VII. REPURCHASE BY COMPANY

If the Board determines, in its sole discretion, at any time in the future that it is likely that within nine months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) of such act, the Company shall have the option to repurchase the Series A Preferred Stock (or underlying Common Stock) from a holder for the greater of: (i) the original purchase price and (ii) the fair market value of the Series A Preferred Stock (or the underlying Common Stock) as determined by an independent appraiser of securities chosen by the Board of Directors in its sole discretion and paid by the Company. This repurchase option terminates upon the closing date of the IPO. Nothing in this Certificate of Designation precludes the Company from repurchasing the Series A Preferred Stock at any other time in the sole discretion of the Board.

VIII. LIQUIDATION PREFERENCE

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of record of shares of Series A Preferred Stock shall not be entitled to receive, immediately prior and in preference to any distribution to the holders of the Company’s Common Stock and other junior securities, any liquidation preference for their shares of the Series A Preferred Stock and shall participate, pari passu, with the holders of the Common Stock and other junior securities in the distribution of any remaining assets of the Company after first payment to all creditors of the Company.

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IX. PREEMPTIVE RIGHTS

The Series A Preferred Stock has no preemptive, preferential or other similar right with respect to the issuance of any equity security of the Company, whether unissued, held in the treasury or hereafter created, or any warrants or obligations of the Company.

X. RANK

The Series A Preferred Stock shall be subordinated to all Company debt, junior to any senior equity securities of the Company and pari passu with the Common Stock.

XI. OTHER RIGHTS.

The shares of the Series A Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or as provided by applicable law.

XII. NO IMPAIRMENT

The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designation and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series A Preferred Stock against impairment.

XIII. TAXES

The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of the Series A Preferred Stock or shares of Common Stock or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock or other securities in a name other than that in which the shares of the Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, and shall not be required to make any such issuance or delivery unless and until the person otherwise entitled to such issuance or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

XIV. NOTICES

Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile or email transmission, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party as set forth below, or such other address and telephone and fax number as may be designated in writing hereafter in the same manner as set forth in this Article.

If to the Company:

La Rosa Holdings Corp.

Attn: Chief Executive Officer

1420 Celebration Blvd, Suite 200

Celebration, Florida 34747

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If to the holders of Series A Preferred Stock, to the address listed in the Company’s books and records.

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation of La Rosa Holdings Corp. as of the 13th day of February, 2023.

LA ROSA HOLDINGS CORP.

By:	/s/ Joseph La Rosa
Joseph La Rosa, Chief Executive Officer

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EXHIBIT C

Schedule of Exceptions

This Schedule of Exceptions is furnished by La Rosa Holdings Corp., a Nevada corporation (“La Rosa” or the “Company”) to the Creditor identified on the signature page to that certain Debt Exchange Agreement dated as of February     , 2023 (the “Agreement”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

Pursuant to Section 3 of the Agreement, attached hereto are the schedules comprising the La Rosa Schedule of Exceptions that are deemed to be part of the entire agreement among the parties with respect to the subject matter of the Agreement. Each disclosure set forth in this La Rosa Schedule of Exceptions shall qualify or modify each of the representations and warranties in the Agreement to the extent the applicability of the disclosure to such representation and warranty is reasonably apparent from the text of the disclosure made.

Matters reflected in this La Rosa Schedule of Exceptions are not necessarily limited to matters required by the Agreement to be reflected in this La Rosa Schedule of Exceptions. Such additional matters are set forth for informational purposes only. In no event will the disclosure of matters disclosed on the La Rosa Schedule of Exceptions be deemed or interpreted to broaden La Rosa’s representations and warranties, obligations, covenants, conditions or agreements contained in the Agreement. The section and subsection numbers in the La Rosa Schedule of Exceptions correspond to the section and subsection numbers in the Agreement. The headings contained in the La Rosa Schedule of Exceptions are for convenience of reference only and shall not be deemed to modify or influence the interpretation of the information contained in the La Rosa Schedule of Exceptions or the Agreement.

Any reference in this La Rosa Schedule of Exceptions to a written contract, statement, plan, report or other document of any kind shall be deemed to be full disclosure of any written content contained in such contract, statement, plan, report or other document, and any amendments thereto and it shall not be necessary to identify or reference specific provisions thereof in order to make full disclosure.

Notwithstanding anything in the Agreement to the contrary, the inclusion of an item in this La Rosa Schedule of Exceptions as an exception to a representation or warranty in Section 3 of the Agreement will not be deemed an admission that such item (i) represents a material exception or material fact, event or circumstance or that such item has had, or could have, a material adverse effect or (ii), actually constitutes noncompliance with, or a violation of, any law or agreement or other topic to which such disclosure is applicable.

Section 3.3(c):

•	20,000 shares of Common Stock issuable upon the exercise of the warrants granted to Exchange Listing, LLC, a consultant to the Company;

•	25,000 shares of Common Stock issuable upon the exercise of the warrants granted to Emmis Capital II, LLC (“Emmis Capital”), a lender to the Company;

•	30,000 shares of Common Stock at the Assumed IPO Price issuable upon the repayment of the loan to Emmis Capital;

•	77,158 shares of Common Stock issuable upon the possible conversion of the Emmis Capital loan at a per share conversion price of $3.75 (a 25% discount from the Assumed IPO Price);

•	40,000 shares of Common Stock underlying the stock options granted to directors;

•	25,000 shares of Common Stock issuable upon the exercise of the warrants granted to Joseph La Rosa;

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•	131,074 shares of Common Stock issuable upon the possible conversion of the loan from Joseph La Rosa at a per share conversion price of $3.75 (a 25% discount from the Assumed IPO Price);

•	850,000 shares of Common Stock issuable upon the closing of the IPO to Mr. Joseph La Rosa pursuant to his employment agreement;

•	165,000 shares of Common Stock issuable upon the closing of the IPO to Mr. Kent Metzroth, the Company’s Chief Financial Officer pursuant to his employment agreement;

•	60,000 shares of Common Stock issuable upon the repayment of the loan to Joseph La Rosa;

•	5,000 shares of Common Stock at the Assumed IPO Price to Gina Salerno, a lender to the Company;

•	798,758 shares of Common Stock to be issued to consultants and service providers to the Company; and

•	2,015,140 shares of Common Stock to be issued to sellers of certain franchisees.

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EXHIBIT D

ORDER FORM

NOTE: YOU MUST SUPPLY THE FOLLOWING INFORMATION AND SIGN AND DATE THIS DEBT EXCHANGE AGREEMENT WHERE INDICATED BELOW.

IN WITNESS WHEREOF, the undersigned has caused this Debt Exchange Agreement to be executed on the date set forth below.

Number of Shares Subscribed For (Minimum is One (1)): 491

Subscription Amount Delivered At US$1,000.00 Per Share: $491,000           (See Exhibit A- Note, attached).

☐ I agree to receive notices via e-mail.

(You must pay the Subscription Amount pursuant to the instructions set forth above. To the extent the actual number of Shares purchased and received by the undersigned is different than the number subscribed for, the Company may amend this agreement to reflect the actual number of Shares purchased and received by the undersigned.).

By: /s/ Joseph La Rosa	By:
(Signature of Creditor)	(Signature of Creditor)

Joseph La Rosa
(Print Name of Creditor)	(Print Name of Creditor)

Florida
(State of Residence or Principal Office)	(State of Residence or Principal Office))

_________________
(Social Security or Tax ID No.)	(Social Security or Tax ID No.)

_________________
(Mailing Address: Street Address)	(Mailing Address: Street Address)

_________________
(Mailing Address: City, State Zip)	(Mailing Address: City, State Zip)

joe@larosarealtycorp.com
(E-Mail Address)	(E-Mail Address)

1-407-592-4667
(Telephone Number)	(Telephone Number)

☐ I agree to receive notices via e-mail.

Please indicate name and capacity of person(s) signing if Creditor is not a natural person:

Name of Entity:	Name of Entity:

Title of Signer:	Title of Signer:

Date:	Date:

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Name(s) In Which Shares Are To Be Registered (If Different From Creditor(s)):

If Creditors Wish to Hold Shares Together, Please Check Appropriate Box:

☐ Tenants In Common	☐ Joint Tenants With Right of Survivorship
☐ Tenants By The Entireties	☐ Community Property

If Creditor(s) Is Not A Natural Person, it:

Has the Name Of:

Is The Following Type of Organization:

Has the Entity Name Of:

Has Its Principal Place of Business at This Address:

Was Formed For the Purpose Of:

Has a Federal Tax ID No. Of:

Deliver your Convertible Note, the original and a copy of this completed, signed and dated Debt Exchange Agreement, Order Form and the IRS Form W-9 to the following address:

Mr. Kent Metzroth

c/o La Rosa Holdings Corp.

1420 Celebration Blvd, Suite 200

Celebration, Florida 34747

Email: kent@larosarealtycorp.com

Telephone: (407) 664-2000

PLEASE NOTE: Delivery of your Convertible Note and Agreement with the Order Form is at your own risk. The Company recommends that you send your Convertible Note, Agreement and Order Form either via U.S. Certified Mail, Return Receipt Requested or by overnight courier such as FEDEX or UPS with signature receipt required at your expense.

Please keep a copy of the Convertible Note, this Agreement and Order Form for your records. The Company will return a signed copy of this Agreement upon its acceptance of your Order.

NO ORDER IS FINAL UNTIL IT IS ACCEPTED BY THE COMPANY.

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[END OF ORDER FORM AND SIGNATURE PAGE.]

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